As filed with the Securities and Exchange Commission on October 27, 2017

File No. 001-38147

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

To

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

CONSOL MINING CORPORATION*

(Exact name of registrant as specified in its charter)

Delaware	82-1954058
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 CONSOL Energy Drive

Canonsburg, PA 15317-6506

(724) 485-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of exchange on which registered
Common Stock ($.01 par value)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

*	The registrant is currently named CONSOL Mining Corporation. The registrant plans to change its name to “CONSOL Energy Inc.” at or prior to the effective date of the distribution described in this registration statement.

EXPLANATORY NOTE

This Amendment No. 5 to the Form 10 Registration Statement of CONSOL Mining Corporation (File No. 001-38147) is being filed solely to file Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.5, Exhibit 10.7, Exhibit 10.16, Exhibit 10.19 and Exhibit 10.20, as noted in the Exhibit Index. Accordingly, the Information Statement previously filed on October 16, 2017 as Exhibit 99.1 to the Form 10 Registration Statement is unchanged and has been omitted.

CONSOL MINING CORPORATION

INFORMATION REQUIRED IN REGISTRATION

STATEMENT CROSS-REFERENCE SHEET BETWEEN

INFORMATION STATEMENT AND ITEMS OF FORM 10

We have previously filed on October 16, 2017 our Information Statement as Exhibit 99.1 to the Form 10 Registration Statement. The information required by the following Form 10 Registration Statement items is contained in the sections identified below of such Information Statement, each of which are incorporated in this Form 10 Registration Statement by reference:

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Unaudited Pro Forma Combined Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Certain Relationships and Related Party Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Unaudited Pro Forma Condensed Combined Financial Statements,” “Selected Historical Combined Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business—Non-Core Coal Assets and Surface Properties.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the sections of the information statement entitled “Management” and “Board of Directors Following the Separation.” Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the sections of the information statement entitled “Executive Compensation,” “Board of Directors Following the Separation—Compensation Committee Interlocks and Insider Participation” and “Director Compensation.” Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections of the information statement entitled “Management,” “Certain Relationships and Related Party Transactions—Agreements with GasCo” and “Board of Directors Following the Separation—Director Independence.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business—Legal and Environmental Proceedings.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “Capitalization,” “The Separation and Distribution” and “Description of CoalCo Capital Stock.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of CoalCo Capital Stock—Sale of Unregistered Securities.” Those sections are incorporated herein by reference.

Item 11.	Description of Registrant’s Securities to Be Registered.

The information required by this item is contained under the sections of the information statement entitled “Dividend Policy,” “The Separation and Distribution” and “Description of CoalCo Capital Stock.” Those sections are incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of CoalCo Capital Stock—Limitation on Liability of Directors; Indemnification; Insurance.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section is incorporated herein by reference.

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1*	Form of Separation and Distribution Agreement

2.2‡	Form of Tax Matters Agreement

2.3‡	Form of Employee Matters Agreement

2.4‡	Form of Intellectual Property Matters Agreement

2.5	Membership Interest and Asset Purchase Agreement dated February 26, 2016 among CONSOL Energy Inc., CONSOL Mining Holding Company LLC, CONSOL Buchanan Mining Company LLC, CONSOL Amonate Mining Company LLC CONSOL Mining Company LLC, CNX Land LLC, CNX Marine Terminals Inc., CNX RCPC LLC, CONSOL Pennsylvania Coal Company LLC and CONSOL Amonate Facility LLC and Coronado IV LLC (incorporated by reference to Exhibit 2.1 to CONSOL Energy Inc.’s Current Report on Form 8-K (Commission file number 001-14901), filed on February 29, 2016)

2.6	Purchase and Sale Agreement dated July 19, 2016, among CONSOL of Kentucky Inc., Island Creek Coal Company, Laurel Run Mining Company, and CNX Land LLC and Southeastern Land, LLC, (incorporated by reference to Exhibit 2.1 to CONSOL Energy Inc.’s Current Report on Form 8-K (Commission file number 001-14901), filed on July 25, 2016)

2.7	Purchase and Sale Agreement dated July 19, 2016, among AMVEST West Virginia Coal, L.L.C., Braxton-Clay Land & Mineral, Inc., Nicholas-Clay Land & Mineral, Inc., Peters Creek Mineral Services, Inc., Terry Eagle Limited Partnership, Terry Eagle Coal Company, L.L.C., Fola Coal Company, L.L.C., Little Eagle Coal Company, L.L.C., and Vaughan Railroad Company and Southeastern Land, LLC (incorporated by reference to Exhibit 2.2 to CONSOL Energy Inc.’s Current Report on Form 8-K (Commission file number 001-14901), filed on July 25, 2016)

3.1‡	Form of Amended and Restated Certificate of Incorporation of CONSOL Mining Corporation

3.2‡	Form of Amended and Restated Bylaws of CONSOL Mining Corporation

10.1*	Form of Transition Services Agreement

10.2*	Form of CNX Resources Corporation (GasCo) to CONSOL Energy Inc. (CoalCo) Trademark License Agreement by and between CONSOL Energy Inc. (ParentCo) and CONSOL Mining Corporation (CoalCo)

10.3*	Form of CONSOL Energy Inc. (CoalCo) to CNX Resources Corporation (GasCo) Trademark License Agreement by and between CONSOL Mining Corporation (CoalCo) and CONSOL Energy Inc. (ParentCo)

10.4‡	Amendment and Restatement of Master Cooperation and Safety Agreement, dated October 6, 2017, by and between CONSOL Mining Corporation and Affiliates and CNX Gas Company LLC

10.5*	Second Amendment and Restatement of Master Cooperation and Safety Agreement, dated October 20, 2017, by and between CONSOL Mining Corporation and Affiliates and CNX Gas Company LLC

10.6	Amendment and Restatement of Master Cooperation and Safety Agreement, dated July 7, 2015, by and among CNX Thermal Holdings LLC, Consol Pennsylvania Coal Company LLC and Conhrein Coal Company and CNX Gas Company LLC, as amended by First Amendment dated January 7, 2016 (incorporated by reference to Exhibit 10.7 to CNX Coal Resources LP’s Current Report on Form 8-K (Commission file number 001-37456), filed on July 13, 2015)

10.7*

Second Amendment, dated October 6, 2017, to that certain Amendment and Restatement of Master Cooperation and Safety Agreement by and between CNX Thermal Holdings LLC, Consol Pennsylvania Coal Company LLC and Conhrein Coal Company and CNX Gas Company LLC dated July 7, 2015, as amended by First Amendment dated January 7, 2016

10.8	Omnibus Agreement, dated July 7, 2015, by and among CNX Coal Resources LP, CNX Coal Resources GP LLC, CONSOL Energy Inc. and the other parties listed on Exhibit A thereto (incorporated by reference to Exhibit 10.2 to CNX Coal Resources LP’s Current Report on Form 8-K (Commission file number 001-37456) filed on July 13, 2015)

10.9	First Amended and Restated Omnibus Agreement, dated September 30, 2016, by and among CONSOL Energy Inc., CNX Coal Resources GP LLC, CNX Coal Resources LP and the other parties listed on Exhibit A attached thereto (incorporated by reference to Exhibit 10.2 to CNX Coal Resources LP’s Current Report on Form 8-K (Commission file number 001-37456), filed on October 4, 2016)

10.10‡	Form of CONSOL Mining Corporation Omnibus Performance Incentive Plan

10.11‡	Form of Indemnification Agreement by and between CONSOL Mining Corporation and individual officers or directors

10.12	Pennsylvania Mine Complex Operating Agreement, dated July 7, 2015, by and among Consol Pennsylvania Coal Company LLC, Conrhein Coal Company and CNX Thermal Holdings LLC (incorporated by reference to Exhibit 10.3 to CNX Coal Resources LP’s Current Report on Form 8-K (Commission file number 001-37456), filed on July 13, 2015)

10.13	First Amendment to Pennsylvania Mine Complex Operating Agreement, dated September 30, 2016, by and among Consol Pennsylvania Coal Company LLC, Conrhein Coal Company and CNX Thermal Holdings LLC (incorporated by reference to Exhibit 10.3 to CNX Coal Resources LP’s Current Report on Form 8-K (Commission file number 001-37456), filed on October 4, 2016)

10.14	Employee Services Agreement, dated July 7, 2015, by and between Consol Pennsylvania Coal Company LLC and CNX Thermal Holdings LLC (incorporated by reference to Exhibit 10.4 to CNX Coal Resources LP’s Current Report on Form 8-K (Commission file number 001-37456), filed on July 13, 2015)

10.15	Contract Agency Agreement, dated July 7, 2015, by and between CONSOL Energy Sales Company and CNX Thermal Holdings LLC (incorporated by reference to Exhibit 10.5 to CNX Coal Resources LP’s Current Report on Form 8-K (Commission file number 001-37456), filed on July 13, 2015)

10.16*	Form of First Amendment to Contract Agency Agreement, dated , 2017, by and between CONSOL Energy Sales Company and CNX Thermal Holdings LLC

10.17	Terminal and Throughput Agreement, dated July 7, 2015, by and between CNX Marine Terminals, Inc. and CNX Thermal Holdings LLC (incorporated by reference to Exhibit 10.6 to CNX Coal Resources LP’s Current Report on Form 8-K (Commission file number 1-37456), filed on July 13, 2015)

10.18	Water Supply and Services Agreement, dated July 7, 2015, by and between CNX Water Assets LLC and CNX Thermal Holdings LLC (incorporated by reference to Exhibit 10.8 to CNX Coal Resources LP’s Current Report on Form 8-K (Commission file number 1-37456), filed on July 13, 2015)

10.19*	Form of First Amendment to Water Supply and Services Agreement, dated , 2017, by and between CNX Water Assets LLC and CNX Thermal Holdings LLC

10.20*	Form of CONSOL Mining Corporation Change in Control Severance Agreement

21**	List of Subsidiaries of CONSOL Mining Corporation

99.1‡	Information Statement, preliminary and subject to completion, dated October 16, 2017

*	Filed herewith.
**	To be filed by amendment
‡	Previously filed

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, as of the 27th day of October, 2017.

CONSOL MINING CORPORATION

By:	/s/ James Brock
James Brock
Chief Executive Officer
(Duly Authorized Officer and Principal Executive Officer)